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                                  Exhibit 99.j


                      Consent of the Independent Auditors


We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 24 to the Registration Statement No. 33-15935, dated February 27, 2001, of OLDE Custodian Fund to our report dated November 22, 2000 included in the 2000 Annual Report to shareholders of OLDE Custodian Fund.



                                                           /s/ Ernst & Young LLP


Detroit, Michigan
February 27, 2001